UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2020

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11682 El Camino Real, Suite 300 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMP	NASDAQ Capital Market

Item 1.01	Entry Into a Material Definitive Agreement.

On September 14, 2020, Adamis Pharmaceuticals Corporation (the “Company”) entered into an amendment (the “Amendment”) to its loan amendment and assumption agreement with Arvest Bank, as successor in interest to Bear State Bank, N.A. (“Lender” or the “Bank”), and a related amended and restated promissory note (the “Note”). The Amendment amends the Business Loan Agreement (as modified, amended or supplemented, the “Loan Agreement”), promissory note and related loan documents (as modified, amended or supplemented, the “Loan Documents”) that the Company assumed or entered into in connection with its acquisition of U.S. Compounding, Inc. in 2016. The Amendment memorializes and reflects the extension of the maturity date of the indebtedness evidenced by the Loan Agreement, the Note and the Loan Documents to August 8, 2021. The Note bears interest at a rate equal to the lesser of: (a) the maximum rate of interest which the Bank may lawfully charge under applicable law, or (b) a rate equal to the sum of the prime commercial rate of interest as reflected in the Wall Street Journal charged by banks in New York, New York on August 1, 2020, as adjusted daily, plus 2.5%, provided, however, that the interest rate at any time during the term of the Note will not be less than 6.0% per annum. The Company will make monthly payments of principal and interest based on a 168-month amortization period, with the remaining outstanding principal balance and any accrued unpaid interest and any other sums payable under the Note or Loan Documents due on the maturity date described above. The Note provides for a late charge fee with respect to any installment payment not received by the Bank within 10 days after the due date of the installment. The Note is subject to customary event of default and acceleration provisions permitting Lender to declare all outstanding indebtedness due and payable, including without limitation following failure to pay amounts due, bankruptcy filings or similar insolvency or reorganization proceedings, and defaults by the Company under the terms of the security agreement, mortgage, guaranties or similar agreements or documents relating to the Note. The other terms of the Loan Agreement were not amended in any material respect.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	August 2020 Amendment to Loan Amendment and Assumption Agreement between the Company and Arvest Bank.
10.2	Amended Promissory Note between the Company and Arvest Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: September 15, 2020	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer